Filed Pursuant to Rule 433

Registration No. 333-180488

Market-Linked Investments Monthly Guidebook February 2013 Merrill Lynch Wealth Management A subsidiary of Bank of America Corporation Market Downside Protection Enhanced Income Market Access Enhanced Return Investment products provided: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value Please see the final page for important information.

MERRILL LYNCH MARKET-LINKED INVESTMENTS Market-Linked Investments are designed to meet specific investment objectives. Market-Linked Investments are unsecured debt securities of the applicable issuer. The return on these investments comes mainly from the performance of the underlying asset or assets to which they are linked. The assets can include equity securities, commodities and currencies or a combination of these assets. Market-Linked Investments can accommodate investors with various types of risk and reward profiles.

This Market-Linked Investments Monthly Guidebook describes certain preliminary terms of the Market-Linked Investments offered during the month. It is not a preliminary prospectus and does not contain all of the material terms of, or risks related to, the Market-Linked Investments offered. You should read the preliminary term sheet for the specific Market-Linked Investment and the accompanying product supplement, prospectus supplement and prospectus (collectively referred to as the “preliminary offering documents”) before investing. The following pages contain hyperlinks to the preliminary offering documents for Market-Linked Investments that we are offering this month. You may also find copies of all the preliminary offering documents for this month’s Market-Linked Investment offerings at: http://wealthmanagement.ml.com/publish/mkt/prospectus/prospectus.htm

Market Downside Protection Enhanced Income Market Access Enhanced Return

FACTORS TO CONSIDER WHEN PURCHASING MARKET-LINKED INVESTMENTS

Market-Linked Investments may not be suitable for all investors. Different Market-Linked Investments have different payout characteristics, risks and rewards. Investors must understand the characteristics, risks and rewards of each Market-Linked Investment as well as those of the underlying asset before making a decision to invest. Prior to investing, investors should carefully read the related prospectus, which contains a detailed explanation of the terms of the specific offering as well as the risks, tax treatment and other relevant information about the investment and the applicable issuer. Additionally, investors should consult their accounting, legal and tax advisors before investing.

Risk considerations

Depending on the features associated with the Market-Linked Investment, risks may include loss of principal and the possibility that investors will own the underlying asset at maturity at a price that is less than the original principal amount invested. Market-Linked Investments may also cap or limit the upside participation in an underlying asset.

Some Market-Linked Investments may not provide interest or coupon payments.

Any payments due on Market-Linked Investments, including Market Downside Protected Market-Linked Investments, are subject to the credit risk of the applicable issuer. If the applicable issuer is unable to make payments on its obligations, you may lose all or substantially all of your investment. You should not invest in the applicable Market-Linked Investment if you are not willing to make an investment in which the payments depend on the creditworthiness of the applicable issuer.

Factors that may affect the value of Market-Linked Investments include, but are not limited to: interest rates, volatility of the underlying asset, liquidity and time remaining until maturity of the investment.

While some Market-Linked Investments may pay interest similar to comparable fixed income securities, they often exhibit very different profit and loss potential. Any yield paid on Market-Linked Investments may be lower than the yield on other debt securities of comparable maturity of the same issuer.

Affiliates of Bank of America Corporation or the issuer may maintain a secondary market; however, they are not obligated to do so. There may be no trading market for any Market-Linked Investment, and you may not be able to sell your Market-Linked Investment prior to maturity.

Market Downside Protection Enhanced Income Market Access Enhanced Return

WHERE YOU CAN OBTAIN MORE INFORMATION

Each issuer has filed a registration statement (each of which includes a prospectus) with the Securities and Exchange Commission (SEC) for its Market-Linked Investments that are described in this Monthly Guidebook. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the applicable issuer has filed with the SEC for more complete information about that issuer and any offering described in this Monthly Guidebook. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Merrill Lynch will arrange to send you the prospectus and other documents relating to any offering described in this document if you so request by calling toll-free 1-866-500-5408. Each of these issuers faces risks that are specific to its business, and we encourage you to carefully consider these risks before making an investment in their securities.

For registered offerings of Bank of America Corporation: Bank of America Corporation’s Central Index Key, or CIK, on the SEC website is 70858.

For registered offerings of HSBC USA Inc.: HSBC USA Inc.’s CIK on the SEC website is 83246.

For registered offerings of Barclays Bank PLC: Barclays Bank PLC’s CIK on the SEC website is 312070.

For registered offerings of Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation): Swedish Export Credit Corporation’s CIK on the SEC website is 352960.

For registered offerings of Royal Bank of Canada: Royal Bank of Canada’s CIK on the SEC website is 1000275.

For registered offerings of Credit Suisse: Credit Suisse’s CIK on the SEC website is 1053092.

IMPORTANT NOTICE:

If you received this document by e-mail, you may view a copy of the relevant preliminary offering document by clicking on the preliminary offering document hyperlink related to the Market-Linked Investment on each of the following pages.

If you received this document in hard copy, please call your Financial Advisor or call toll-free 1-866-500-5408, who will arrange to deliver copies of the relevant preliminary offering document to you.

Market Downside Protection Enhanced Income Market Access Enhanced Return

MARKET INDEX TARGET-TERM SECURITIES® (MITTS®)

Investments that provide the potential for upside participation up to a cap with partial protection against declines in the market measure at maturity MITTS® Linked to the Dow Jones Industrial AverageSM Payment at Maturity For each unit, $10 plus:

If the Market Measure increases from its starting value, a return over the original offering price equal to 100% of such increase, subject to the Capped Value If the Market Measure decreases from its starting value, a negative return on the original offering price equal to the percentage of such decrease, subject to the Minimum Redemption Amount (10% of principal at risk) Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes, are seeking some level of protection against declines in the Market Measure at maturity, and are willing forgo interim interest payments. Market Measure Dow Jones Industrial AverageSM (Bloomberg symbol: “INDU”) Capped Value [40% - 50%], to be determined on the pricing date Participation Rate 100% Market Downside Protection 90% at maturity only, against any decrease in the level of the Market Measure, subject to the credit risk of BAC Minimum Redemption Amount $9.00 Issuer Bank of America Corporation (“BAC”) Term Approximately 6 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022600/d473195dfwp.htm Note Return at Maturity - + MovementMarket Measure Note Return at Maturity

Direct Investment in Market Measure Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment. You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: All payments due on the notes, including any repayment of principal, are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. Your return on the notes, if any, is limited to the Capped Value. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. Depending on the performance of the Market Measure as measured shortly before the maturity date, you may not earn a return on your investment and you may lose up to 10% of your principal amount. You will have no rights of a holder of the securities represented by the Market Measure. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Market Downside Protection

CURRENCY-LINKED STEP UP NOTES Investments that provide a potential fixed return at maturity plus potential additional participation in market increases, with partial protection against declines in the exchange rate measure at maturity Currency-Linked Step Up Notes Linked to the Indian rupee/U.S. Dollar Exchange Rate Measure Payment at Maturity For each unit, $10 plus: If the Exchange Rate Measure increases from its starting value to a level above the Step Up Value, a return over the original offering price equal to 100% of such increase If the Exchange Rate Measure is unchanged or increases from its starting value, but does not increase above the Step Up Value, a return over the original offering price equal to the Step Up Payment If the Exchange Rate Measure decreases from its starting value, a negative return on the original offering price equal to the percentage of such decrease, subject to the Minimum Redemption Amount (10% of principal at risk) Investment Considerations This investment is designed for investors who anticipate that the Exchange Rate Measure will increase over the term of the notes, are seeking some level of protection against declines in the Exchange Rate Measure at maturity, and are willing forgo interim interest payments. Exchange Rate Measure The Indian rupee/U.S. Dollar Exchange Rate Measure, which measures the value of an investment in the Indian rupee relative to the U.S. Dollar Step Up Value [117% to 123%] of the starting value, to be determined on the pricing date Step Up Payment [$1.70 - $2.30] per unit at maturity (representing a return of [17% to 23%] over the original offering price), to be determined on the pricing date Market Downside Protection 90% at maturity only, against any decrease in the level of the Market Measure, subject to the credit risk of BAC Minimum Redemption Amount $9.00 per unit Issuer Bank of America Corporation (“BAC”) Term Approximately 3 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022592/d473284dfwp.htm Note Return at Maturity - + MovementMarket Measure Note Return at Maturity Direct Investment in Exchange Rate Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment. You should read the relevant preliminary offering documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the preliminary offering documents for a description of certain risks related to this investment, including, but not limited to, the following: · Your investment may result in a loss; there is no guaranteed return of principal. · If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. · All payments due on the notes, including the repayment of principal, are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. · The Exchange Rate Measure could be affected by actions of the governments of India and the United States. · Even though currencies trade around-the-clock, the notes will not, and the prevailing market prices for the notes may not reflect current exchange rates. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

MARKET-LINKED STEP UP NOTES Investments that provide a potential fixed return at maturity plus potential additional participation in market increases, with full downside risk Market-Linked Step Up Notes Linked to the S&P 500® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value to a level above the Step Up Value, a return over the original offering price equal to 100% of such increase If the Market Measure is unchanged or increases from its starting value, but does not increase above the Step Up Value, a return over the original offering price equal to the Step Up Payment If the Market Measure decreases below the Starting Value, a negative return on the original offering price equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Step Up Value [111% to 117%] of the Starting Value; to be determined on the pricing date Step Up Payment [11% to 17%] of the original offering price per unit (or [$1.10 to $1.70] per unit); to be determined on the pricing date Threshold Value 100% of the Starting Value Issuer Bank of America Corporation (“BAC”) Term Approximately 2 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022477/d472769dfwp.htm Note Payment at Maturity Market Measure Movement Note Return at Maturity Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. You will have no rights of a holder of the securities represented by the Market Measure. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return

AUTOCALLABLE MARKET-LINKED STEP UP NOTES

Investments that provide a potential fixed return at maturity plus potential additional participation in market increases, with downside risk below a threshold

	Autocallable Market-Linked Step Up Notes Linked to the Russell 2000® Index
Automatic Call	The notes will be called automatically on any Observation Date if the closing level of the Market Measure is equal to or greater than the Call Level
Call Level	100% of the Starting Value
Observation Dates	Approximately one and two years from the pricing date
Call Amount	$0.90 if called on the first Observation Date and $1.80 if called on the second Observation Date
Payment at Maturity if the notes are not called	For each unit, $10 plus: - If the Market Measure increases from its starting value to a level above the Step Up Value, a return over the original offering price equal to 100% of such increase - If the Market Measure is unchanged or increases from its starting value, but does not increase above the Step Up Value, a return over the original offering price equal to the Step Up Payment - If the Market Measure decreases from its starting value, but does not decrease below the Threshold Value, a return of 0.00% over the original offering price - If the Market Measure decreases below the Threshold Value, a negative return on the original offering price equal to the percentage of such decrease, with up to 95% of principal at risk
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take downside risk below a threshold and forgo interim interest payments, and are willing to have their notes called prior to maturity.
Market Measure	Russell 2000® Index (Bloomberg symbol: "RTY")
Step Up Value	[130% to 136%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[30% to 36%] of the original offering price per unit (or [$3.00 to $3.60] per unit); to be determined on the pricing date
Threshold Value	95% of the Starting Value
Issuer	Bank of America Corporation ("BAC")
Term	Approximately 3 years
Listing	No
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513022588/d472934dfwp.htm



+
-
Note Payment at Maturity
Market Measure Movement
Note Return at Maturity
Direct Investment in Market Measure

Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

- Your investment may result in a loss; there is no guaranteed return of principal.
- Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment.
- The notes are subject to automatic call.
- If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price.
- You will have no rights of a holder of the securities represented by the Market Measure.

Enhanced Return

AUTOCALLABLE MARKET-LINKED STEP UP NOTES Investments that provide a potential fixed return at maturity plus potential additional participation in market increases, with full downside risk Autocallable Market-Linked Step Up Notes Linked to the S&P 500® Index Automatic Call The notes will be called automatically on any Observation Date if the closing level of the Market Measure is equal to or greater than the Call Level Call Level 100% of the Starting Value Observation Dates approximately one year and two years from the pricing date Call Amount $0.85 if called on the first Observation Date and $1.70 if called on the second Observation Date Payment at Maturity if the notes are not called For each unit, $10 plus: If the Market Measure increases from its starting value to a level above the Step Up Value, a return over the original offering price equal to 100% of such increase If the Market Measure is unchanged or increases from its starting value, but does not increase above the Step Up Value, a return over the original offering price equal to the Step Up Payment If the Market Measure decreases below the Starting Value, a negative return on the original offering price equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments,and are willing to have their notes called prior to maturity. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Step Up Value [120% to 126%] of the Starting Value; to be determined on the pricing date Step Up Payment [20% to 26%] of the original offering price per unit (or [$2.00 to $2.60] per unit); to be determined on the pricing date Threshold Value 100% of the Starting Value Issuer Bank of America Corporation (“BAC”) Term Approximately 3 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022570/d472616dfwp.htm Note Payment at Maturity Market Measure Movement Note Return at Maturity Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. The notes are subject to automatic call. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. You will have no rights of a holder of the securities represented by the Market Measure. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

CAPPED LEVERAGED INDEX RETURN NOTES® (LIRNs®) Investments that provide participation in increases up to a cap, with downside risk below a threshold Capped LIRNs® Linked to the Front-Month Platinum Futures Contract Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value, a return over the original offering price equal to 200% of such increase, subject to the Capped Value If the Market Measure decreases from its starting value, but does not decrease below the Threshold Value, a return of 0.00% over the original offering price If the Market Measure decreases below the Threshold Value, a negative return on the original offering price equal to the percentage of such decrease below the Threshold Value, with up to 95% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take downside risk below the Threshold Value and forgo interim interest payments. Market Measure Front-Month Platinum Futures Contract (Bloomberg symbol: “PL1 <Cmdty>”) Capped Value [14% - 18%] over the original offering price, to be determined on the pricing date Threshold Value 95% of the StartingValue of the Market Measure Issuer Bank of America Corporation (“BAC”) Term Approximately 2 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513023551/d473109dfwp.htm Note Payment at Maturity Market Measure Movement Note Return at Maturity Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. The notes will not be regulated by the U.S. Commodity Futures Trading Commission. You will not be entitled to any rights with respect to platinum or any related futures contracts. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

ACCELERATED RETURN NOTES® (ARNs®) Investments that provide leveraged positive returns up to a cap, with full downside risk Accelerated Return Notes® Linked to the S&P 500® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value, a return over the principal amount equal to 300% of such increase, subject to the Capped Value If the Market Measure decreases from its starting value, a negative return on the principal amount equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Capped Value [10% - 14%] over the principal amount, to be determined on the pricing date Issuer Bank of America Corporation (“BAC”) Term Approximately 14 months

Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022587/d472877dfwp.htm Note Payment at Maturity Market Measure Movement – Note Reure at Maturity—Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will have no rights of a holder of the securities represented by the Market Measure. If you attempt to sell the notes prior to maturity, the price you receive may be less than the principal amount. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return

ACCELERATED RETURN NOTES® (ARNs®) Investments that provide leveraged positive returns up to a cap, with full downside risk Accelerated Return Notes® Linked to the S&P 500® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value, a return over the principal amount equal to 300% of such increase, subject to the Capped Value If the Market Measure decreases from its starting value, a negative return on the principal amount equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Capped Value [16% - 20%] over the principal amount, to be determined on the pricing date Starting Value: The lowest closing level of the Market Measure on any Market Measure Business Day during the Starting Value Determination Period Starting Value Determination Period: The period from and including the pricing date to and including the day that is approximately two months following the pricing date Issuer Bank of America Corporation (“BAC”) Term Approximately 2 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022613/d472899dfwp.htm Note Payment at Maturity Market Measure Movement – Note Reure at Maturity—Direct Investment in Market Measure Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment. You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will have no rights of a holder of the securities represented by the Market Measure. If you attempt to sell the notes prior to maturity, the price you receive may be less than the principal amount. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return

ACCELERATED RETURN NOTES® (ARNs®) Investments that provide leveraged positive returns up to a cap, with full downside risk Accelerated Return Notes® Linked to the S&P 500® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value, a return over the principal amount equal to 300% of such increase, subject to the Capped Value

If the Market Measure decreases from its starting value, a negative return on the principal amount equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Capped Value [10% - 14%] over the principal amount, to be determined on the pricing date Issuer Bank of America Corporation (“BAC”) Term Approximately 14months Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data 70858/000119312513022587/d472877dfwp.htm Note Payment at Maturity Market Measure Movement Note Return at Maturity Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will have no rights of a holder of the securities represented by the Market Measure. If you attempt to sell the notes prior to maturity, the price you receive may be less than the principal amount. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment

ACCELERATED RETURN NOTES® (ARNs®) Investments that provide leveraged positive returns up to a cap, with full downside risk Accelerated Return Notes® Linked to the S&P 500® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its starting value, a return over the principal amount equal to 300% of such increase, subject to the Capped Value

If the Market Measure decreases from its starting value, a negative return on the principal amount equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments. Market Measure S&P 500® Index (Bloomberg symbol: “SPX”) Capped Value [16% - 20%] over the principal amount, to be determined on the pricing date Starting Value: The lowest closing level of the Market Measure on any Market Measure Business Day during the Starting Value Determination Period Starting Value Determination Period: The period from and including the pricing date to and including the day that is approximately two months following the pricing date Issuer

Bank of America Corporation (“BAC”) Term Approximately 2 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022613/d472899dfwp.htm Note Payment at Maturity Market Measure Movement Note Return at Maturity Direct Investment in Market Measure You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will have no rights of a holder of the securities represented by the Market Measure. If you attempt to sell the notes prior to maturity, the price you receive may be less than the principal amount. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

ACCELERATED RETURN NOTES® (ARNs®) Investments that provide leveraged positive returns up to a cap, with full downside risk Accelerated Return Notes® Linked to the Russell 2000® Index Payment at Maturity For each unit, $10 plus: If the Market Measure increases from its Starting Value, a return over the principal amount equal to 300% of such increase, subject to the Capped Value If the Market Measure decreases from its Starting Value, a negative return on the principal amount equal to the percentage of such decrease, with up to 100% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments. Market Measure Russell 2000® Index (Bloomberg symbol: “RTY”) Capped Value [20% - 24%] over the principal amount, to be determined on the pricing date Starting Value: The lowest closing level of the Market Measure on any Market Measure Business Day during the Starting Value Determination Period Starting Value Determination Period: The period from and including the pricing date to and including the day that is approximately two months following the pricing date Issuer Bank of America Corporation (“BAC”) Term Approximately 2 years Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513022596/d473170dfwp.htm Note Payment at Maturity Market Measure Movement – Note Reure at Maturity—Direct Investment in Market Measure Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment. You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: Your investment may result in a loss; there is no guaranteed return of principal. Your return on the notes, if any, is limited to the return represented by the Capped Value. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will have no rights of a holder of the securities represented by the Market Measure. If you attempt to sell the notes prior to maturity, the price you receive may be less than the principal amount. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return

STRATEGIC ACCELERATED REDEMPTION SECURITIES® Investments that provide a fixed call premium if SPY outperforms TLT, subject to a cap, with full downside risk Relative Value Strategic Accelerated Redemption Securities® Linked to the Performance of the SPDR® S&P 500® ETF Trust versus the iShares® Barclays 20+ Year Treasury Bond Fund Automatic Call Automatic call if the Performance of the SPDR® S&P® 500 ETF Trust (the “SPY”) is greater than or equal to the Performance of the iShares® Barclays 20+ Year Treasury Bond Fund (the “TLT”) on any Observation Date If called, an investor will receive, per unit, $10 plus a return over the original offering price equal to the applicable Call Premium Payment at Maturity If not called prior to maturity, for each unit, $10 plus a negative return on the original offering price equal to the difference between the Performance of the SPY and the Performance of the TLT, with up to 100% of principal at risk Performance of the SP (Observation Level of the SPY – Starting Value of the SPY) / Starting Value of the SPY Performance of the TLT (Observation Level of the TLT – Starting Value of the TLT) / Starting Value of the TLT Investment Considerations This investment is designed for investors who anticipate that the SPY will perform moderately better than the TLT on any of the Observation Dates, and are willing to accept that their return on their investment, if any, will be capped at the applicable Call Premium, have their investment called prior to maturity, take downside risk if the notes are not called, and forgo interim interest payments. Market Measures SPDR® S&P® 500 ETF Trust (Bloomberg symbol: “SPY”) and iShares® Barclays 20+ Year Treasury Bond Fund (Bloomberg symbol: “TLT”) Call Premium [5.00% - 7.00%] if the notes are called on the first Observation Date, [7.50% - 10.50%] if the notes are called on the second Observation Date, and [10.00% - 14.00%] if the notes are called on the final Observation Date, to be determined on the pricing date Observation Dates Approximately 6, 9 and 12 months from the pricing date Observation Level The closing level of each Market Measure on any Observation Date (as described in the Preliminary Offering Documents) Issuer Bank of America Corporation (“BAC”) Term Approximately one year Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513023820/d473281dfwp.htm You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: If your notes are not called prior to maturity, your investment may result in a loss. Your return on the notes, if any, is limited to the applicable Call Premium. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. You will have no rights of a holder of the securities included in the Market Measures. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

STRATEGIC ACCELERATED REDEMPTION SECURITIES® Investments for flat to moderately bullish markets, subject to a cap, with downside risk below a threshold Strategic Accelerated Redemption Securities® Linked to the Common Stock of Citigroup Inc. Automatic Call Automatic call if the Observation Level of the Underlying Stock is equal to or greater than the Call Level on any Observation Date If called, an investor will receive, per unit, $10 plus a return over the original offering price equal to the applicable Call Premium Payment at Maturity If not called prior to maturity, for each unit, $10 plus: If the Underlying Stock is equal to or greater than the Threshold Value on the final Observation Date, a return of 0.00% over the original offering price. If the Underlying Stock is less than the Threshold Value on the final Observation Date, a negative return on the original offering price equal to the percentage of such decrease below the Threshold Value, with up to 95% of principal at risk Investment Considerations This investment is designed for investors who anticipate that the Underlying Stock will be equal to or greater than the Call Level on any of the Observation Dates, and are willing to accept that their return on their investment, if any, will be capped at the Call Premium, take downside risk below the Threshold Value, have their investment called prior to maturity, and forgo interim interest payments. Underlying Stock Common Stock of Citigroup Inc. (NYSE symbol: “C”) Call Premium 6.00% - 8.00% if the notes are called on the first Observation Date, 9.00% - 12.00% if the notes are called on the second Observation Date, and 12.00% - 16.00% if the notes are called on the final Observation Date, to be determined on the pricing date Observation Dates Approximately 6, 9 and 12 months from the pricing date Threshold Value 95% of the starting value of the Underlying Stock Call Level 100% of the starting value of the Underlying Stock Observation Level The Closing Market Price of the Underlying Stock on any Observation Date (as described in the Preliminary Offering Documents) Issuer Bank of America Corporation (“BAC”) Term Approximately one year Listing No Preliminary Offering Documents http://www.sec.gov/Archives/edgar/data/70858/000119312513019611/d474437dfwp.htm You should read the relevant Preliminary Offering Documents before you invest. Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy. Risk Factors Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following: If your notes are not called prior to maturity, your investment may result in a loss. Your return on the notes, if any, is limited to the Call Premium. Any payments due on the notes are subject to the credit risk of BAC. If BAC is unable to make payments on its obligations, you may lose all or substantially all of your investment. You will not have the rights of a holder of the Underlying Stock, and you will not be entitled to receive any shares of the Underlying Stock or dividends or other distributions by the issuer of the Underlying Stock. If you attempt to sell the notes prior to maturity, the price you receive may be less than the original offering price. Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure. Enhanced Return Graphs are for illustrative purposes only and do not represent the specific terms of any Market-Linked Investment.

NOTICES AND DISCLAIMERS This document contains references to trademarks of index publishers, which have been licensed or sub-licensed for use for certain purposes by Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, HSBC USA Inc., Credit Suisse AG, Royal Bank of Canada and Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation), in each case, as more specifically disclosed in the relevant preliminary offering document referred to herein. The Market-Linked Investments referred to in this document are not sponsored, endorsed, sold or promoted by the publishers of any of the indices referred to in this document, and none of the index publishers make any representation or warranty, expressed or implied, as to an investment in any of the Market-Linked Investments. The index publishers have no responsibility or liability in connection with the administration, marketing or trading of the Market-Linked Investments. Please refer to the relevant preliminary offering documents for more complete information on the index publishers and the relevant licensing agreements. The Market-Linked Investments described in this Monthly Guidebook have not been approved for public sale in any jurisdiction outside of the United States. As such, all of the Market-Linked Investments are made available to investors outside of the United States only in accordance with applicable private offering rules.ARNs®, Accelerated Return Notes®, LIRNs®, Leveraged Index Return Notes®, MITTS®, Market Index Target-Term Securities®, STEPS®, STEP Income Securities®, Strategic Return Notes® and Strategic Accelerated Redemption Securities®, Bull Symbol®, Merrill Lynch®, SRN®, are trademarks of Bank of America CorporationMerrill Lynch Wealth Management makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer, member SIPC and other subsidiaries of Bank of America Corporation.© 2012 Bank of America Corporation. All rights reserved. Marker Downside Protection Enhanced Income Market Access Enhanced Return